UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 14, 2009

Rambus Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4440 El Camino Real, Los Altos, California 94022
(Address of principal executive offices, including ZIP code)

(650) 947-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends and restates in its entirety the Form 8-K originally filed by Rambus Inc. (the “Company”) with the Securities and Exchange Commission on December 14, 2009 (the “Original Filing”) reporting the acquisition of technology and a portfolio of advanced lighting and optoelectronics patents from Global Lighting Technologies, Inc.  The acquisition was reported under Item 2.01 in the Original Filing rather than under Item 1.01.  This Amendment deletes the previous Item 2.01 and related disclosure in its entirety and adds the Item 1.01 disclosure.

Item 1.01 – Entry into a Material Definitive Agreement.

On December 14, 2009, the Company, Rambus International Ltd., a Cayman Islands corporation (“Rambus Intl”), and Rambus Delaware LLC, a Delaware limited liability corporation (“Rambus Delaware,” and together with the Company and Rambus Intl, “Rambus”) entered into, and closed under, an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Global Lighting Technologies, Inc., a Cayman Islands corporation, and certain affiliated companies (together, “GLT”), pursuant to which Rambus acquired from GLT technology and a portfolio of advanced lighting and optoelectronics patents, which have applications, among other things, for consumer electronic systems, automotive lighting systems and general lighting illumination, for a total purchase price of $26 million in cash (the “Asset Purchase”).  In connection with the transaction, Jeffrey Parker, GLT’s co-founder, former chief executive officer and principal inventor, commenced employment with the Company as its Senior Vice President, Lighting Technology Division.  Also joining Rambus is Chris Pickett, formerly GLT’s president of the Licensing Division and general counsel, who will serve as senior licensing executive for the new Lighting Technology Division.  Other employees of GLT also commenced employment with Rambus.

The Asset Purchase Agreement includes customary representations, warranties and covenants.  Subject to certain limitations, GLT has agreed to indemnify Rambus for breaches of representations, warranties and covenants and other specified matters. An amount in cash equal to $3.9 million was deducted from the total purchase price and deposited into escrow at the closing, and will be available for a period of eighteen months to satisfy any amounts owed by GLT to Rambus pursuant to the indemnification provisions of the Asset Purchase Agreement.

In addition to the acquisition of the patent portfolio and related know-how from GLT, Rambus was granted a license by GLT to certain intellectual property that will be retained by GLT.  Rambus has granted a license back to GLT for the newly acquired patents and related intellectual property pursuant to a license agreement on a royalty free basis until a certain significant target amount of revenue has been surpassed by GLT, at which point a market level amount of royalty will be payable by GLT to Rambus.  The parties also entered into a related transition services agreement and other customary agreements governing the transfer and control of the intellectual property and certain other matters.  Other than in respect of the Asset Purchase Agreement and related transactions, there is no material relationship between Rambus, on the one hand, and GLT on the other hand.

A copy of the press release issued by the Company regarding the transaction is attached as an exhibit to this Amendment and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated December 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2009	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Press release dated December 14, 2009.